SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3307935
(State of Incorporation)	(I.R.S. Employer Identification No.)

981 Industrial Road, Suite F, San Carlos, California	94070
(Address of principal executive offices)	(ZIP Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-140501

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Amendment No. 1 to Form 8-A

This Amendment No. 1 to Form 8-A amends the Registrant’s Form 8-A filed with the Securities and Exchange Commission on April 30, 2007 and is being filed in order to amend the name of the exchange on which each class is to be registered from “The NASDAQ Global Market” to “The NASDAQ Stock Market LLC.”

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 7, 2007, as amended on March 16, April 3, April 17 and April 26, 2007 or as subsequently amended (Registration No. 333-140501) (the “Registration Statement”).

Item 2.	Exhibits

Since no other securities of the Registrant other than the Registrant’s common stock are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 1, 2007	NeurogesX, Inc.

	By:	/s/ Anthony A. DiTonno
Anthony A. DiTonno President and Chief Executive Officer